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CONSENT OF INDEPENDENT AUDITORS



The Achievement Funds Trust:

We consent to the incorporation by reference in Post-Effective Amendment No. 17 to Registration Statement No. 33-26205 of our report dated March 15, 2000 appearing in the Annual Report to Shareholders-January 31, 2000 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectuses, which are a part of such Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Princeton, New Jersey
May 24, 2000